Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Stock beneficially owned by each of them of Eloxx Pharmaceuticals, Inc. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 29th day of December, 2017.

Catalyst CEL Management Ltd.

By:	/s/ Gregory Weaver
	Name:	Gregory Weaver
	Title:	Attorney-in-Fact

CEL Catalyst China Israel General Partner Limited

By:	/s/ Gregory Weaver
	Name:	Gregory Weaver
	Title:	Attorney-in-Fact

Catalyst CEL Fund L.P.

By:	/s/ Gregory Weaver
	Name:	Gregory Weaver
	Title:	Attorney-in-Fact

CEL CATALYST China Israel Fund L.P.

By:	/s/ Gregory Weaver
	Name:	Gregory Weaver
	Title:	Attorney-in-Fact